As filed with the Securities and Exchange Commission on July 12, 2011

Registration No. 333-173775

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEAVANA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5499	20-1946316
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3630 Peachtree Road NE, Suite 1480

Atlanta, GA 30326

(404) 995-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel P. Glennon

Executive Vice President, Chief Financial Officer

Teavana Holdings, Inc.

3630 Peachtree Road NE, Suite 1480

Atlanta, GA 30326

(404) 995-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christopher C. Paci, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 335-4970 Fax: (212) 884-8470	Michael J. Schiavone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 848-4000 Fax: (646) 848-7179

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b¬2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount Of Registration Fee (3)
Common Stock, par value $0.00003 per share	$100,000,000	$11,610

(1)	Includes shares which the underwriters have the option to purchase to cover overallotments, if any.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely to file Exhibits 1.1, 3.1, 3.2, 4.1, 5.1, 10.4, 10.5 and 10.6 to this Registration Statement (Registration No. 333-173775), and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Item 13, 14, 15, 16 (other than as will result from filing of the exhibits included herein) or 17 of Part II of this Registration Statement. Accordingly, such prospectus and Items 13, 14, 15, 16 and 17 of Part II have not been included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on July 12, 2011.

TEAVANA HOLDINGS, INC.

By:	/s/ Andrew T. Mack
Name:	Andrew T. Mack
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ANDREW T. MACK Andrew T. Mack	Chairman and Chief Executive Officer (principal executive officer)	July 12, 2011

/S/ DANIEL P. GLENNON Daniel P. Glennon	Chief Financial Officer (principal financial officer and principal accounting officer)	July 12, 2011

* F. Barron Fletcher III	Director	July 12, 2011

* Michael J. Nevins	Director	July 12, 2011

* By:	/S/ ANDREW T. MACK
Andrew T. Mack
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated By-Laws

4.1	Form of Common Stock Certificate

4.2	Registration Rights Agreement, dated December 17, 2004, among Teavana Holdings, Inc. and the parties listed therein**

5.1	Form of Opinion of DLA Piper LLP (US)

10.1	2004 Management Incentive Plan**

10.2	Form of 2004 Management Incentive Plan Option Award Agreement (Employees)**

10.3	Form of 2004 Management Incentive Plan Option Award Agreement (Directors)**

10.4	Teavana Holdings, Inc. 2011 Stock Incentive Plan

10.5	Form of Nonstatutory Stock Option Agreement under 2011 Stock Incentive Plan

10.6	Form of Directors’ and Officers’ Indemnity Agreement

10.7	Amended and Restated Employment Agreement, dated as of April 22, 2011, between Teavana Holdings, Inc. and Andrew T. Mack**

10.8	Amended and Restated Employment Agreement, dated as of April 22, 2011, between Teavana Holdings, Inc. and Juergen W. Link**

10.9	Employment Agreement, dated as of April 22, 2011, between Teavana Holdings, Inc. and Daniel P. Glennon**

10.10	Employment Agreement, dated as of April 22, 2011, between Teavana Holdings, Inc. and Peter M. Luckhurst**

10.11	Agreement of Lease, dated February 2, 2006, between 500 Long Beach LLC and St. Acquisition Company**

10.12	Lease Modification Agreement, dated April 1, 2008, between 500 Long Beach LLC and St. Acquisition Company**

10.13	Agreement of Lease, dated August 12, 2009, between 600 Long Beach LLC and St. Acquisition Company**

10.14	Lease Modification and Extension Agreement, dated April 5, 2010, between 600 Long Beach LLC and St. Acquisition Company**

10.15	Lease Agreement, dated August 5, 2010, between 3630 Peachtree Road Holdings Limited Partnership and Teavana Corporation**

10.16	Loan and Security Agreement, dated as of June 12, 2008, among Teavana Holdings, Inc., Teavana Corporation, ST Acquisition Company, Teavana Franchising Corporation and Teavana International, Inc., as obligors, and Fifth Third Bank as lender**

10.17	Amendment No. 1 to Loan and Security Agreement, dated as of April 22, 2011, among Teavana Holdings, Inc., Teavana Corporation, ST Acquisition Company, Teavana International, Inc. and Teavana Gift Company, as obligors, and Fifth Third Bank as lender**

21.1	Subsidiaries of the Registrant**

23.1	Consent of Grant Thornton LLP**

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to Registration Statement filed on April 28, 2011)**

99.1	Consent of Director Nominee**

99.2	Consent of Director Nominee**

99.3	Consent of Director Nominee**

*	To be filed by amendment.
**	Previously filed.